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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2002

REVCARE, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-17192	84-1061382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5400 Orange Avenue, Suite 200, Cypress, CA		90630
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 995-0627

Item 4.    Changes in Registrant's Certifying Accountant.

        On June 3, 2002, RevCare, Inc. determined to dismiss its independent auditors, Arthur Andersen LLP, and to engage the services of Grant Thornton LLP as its new independent auditors. The change in auditors will become effective on June 5, 2002. This determination followed RevCare's decision to seek proposals from independent accountants to audit the financial statements of RevCare, and was approved by RevCare's Board of Directors upon the recommendation of its Audit Committee. Grant Thornton will audit the financial statements of RevCare for the fiscal year ending September 30, 2002.

        Andersen's reports on RevCare's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During RevCare's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on RevCare's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        RevCare provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 5, 2002, stating its agreement with such statements.

        During RevCare's two most recent fiscal years and through the date of this Form 8-K, RevCare did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on RevCare's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits.

          16.1 Letter from Arthur Andersen LLP regarding change in the certifying accountant dated June 5, 2002 and addressed to the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVCARE, INC.
Date: June 5, 2002	By:	/s/ MANUEL OCCIANO Manuel Occiano Chief Executive Officer

EXHIBIT INDEX

        16.1 Letter from Andersen regarding change in the certifying accountant dated June 5, 2002 and addressed to the Securities and Exchange Commission

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SIGNATURES
EXHIBIT INDEX